UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Appointment of Directors

On December 13, 2019, the Board of Directors of Pro-Dex, Inc. (“Pro-Dex” or the “Company”) appointed Katrina Philp as a director effective immediately. Ms. Philp has, from January 2014 until the present, served in various capacities at Air T, Inc. (AIRT), a Nasdaq listed company, and most recently as its Chief of Staff from October 2017 to present. Ms. Philp is co-founder of Fox Lake Capital, LLC, a consulting firm offering financial analysis and investment expertise. Ms. Philp was a Senior Investment Analyst at Whitebox Advisors, LLC, a multi-strategy hedge fund, from 2007 to 2012. Ms. Philp has a B.A. degree in Business Administration, Finance and Management from Northwestern College. Ms. Philp has not been appointed to any committees of the board and will receive annual compensation of $18,000 paid quarterly in arrears.

Two of our Board members are also board members of Air T, Inc. and our Chairman, one of the two Board members aforementioned, also serves as the Chief Executive Officer and Chairman of Air T, Inc. As of November 30, 2019, Pro-Dex Inc. has an investment in the amount of $1,497,000 in the common and preferred stock of Air, T, Inc. The common stock was purchased through 10b5-1 Plans, and the purchased preferred stock was purchased through the exercise of issued warrants and in both cases, in accordance with our internal policies regarding the approval of related party transactions, purchases were approved by our three Board members that are not affiliated with Air T, Inc.

In conjunction with Ms. Philp’s appointment, the total number of directors of Pro-Dex, Inc. was increased from five to six persons.

Item 8.01

Other Events

On December 13, 2019, the Company’s Board of Directors approved a share repurchase program authorizing the Company to repurchase up to 1 million shares of its common stock, as the prior repurchase program approved in September 2013 authorizing the Company to repurchase 750,000 shares of its common stock is nearly complete. In conjunction with this announcement, the Board of Directors of Pro-Dex approved the adoption of a prearranged share repurchase plan intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plan”). The 10b5-1 Plan becomes effective immediately upon the termination of the existing 10b5-1 plan and is to terminate on December 18, 2020, unless terminated sooner in accordance with its terms. A copy of the press release discussing the share repurchase program is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Item  9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2019	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated December 18, 2019.